EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Reports Third-Quarter 2024 Financial Results
Continues to Make Progress on “iRobot Elevate” Strategy
Revises Full-year 2024 Outlook

BEDFORD, Mass., November 6, 2024 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended September 28, 2024.

“We continue to make progress on our turnaround strategy,” said Gary Cohen, iRobot’s CEO. “In the third quarter, we expanded our non-GAAP gross margin by 590 basis points year over year and improved our use of operating cash. However, our overall results did not meet the expectations we set in August, as persistent market segment and competitive headwinds impacted our sell-through performance. Although we now expect it will take more time to stabilize our revenue trend, we are on track to exceed our operating expense targets for the year, while at the same time continuing to invest in areas that are expected to drive growth.

“Our ongoing restructuring has fundamentally changed the way we innovate, develop and build our robots, which is central to improving our performance and generating long-term shareholder value. With the benefit of lower operating costs, we expect to enhance margins and improve profitability in 2025.

“As we move forward in this new chapter in iRobot’s history, one thing is abundantly clear: we have a powerful brand that will serve as the foundation for the turnaround of this Company. That brand power is at the heart of our turnaround strategy, iRobot Elevate. In executing that strategy, we are focused on providing our iconic brand with an improved platform to drive long-term profitable growth.”

Third Quarter 2024 Financial Results (in millions, except per share amounts and percentages)

	Q3 2024	Q3 2023
Revenue	$193.4	$186.2
GAAP Gross Margin	32.2%	25.8%
Non-GAAP Gross Margin	32.4%	26.5%
GAAP Operating Expenses	$55.1	$107.5
Non-GAAP Operating Expenses	$47.7	$90.1
GAAP Operating Income (Loss)	$7.3	($59.5)
Non-GAAP Operating Income (Loss)	$15.1	($40.6)

GAAP Net Loss Per Share	($0.21)	($2.86)
Non-GAAP Net Income (Loss) Per Share*	$0.03	($2.82)
*Beginning in the fourth quarter of fiscal 2023, the Company updated its calculation of non-GAAP financial measures to no longer exclude "IP litigation expense, net." The metrics are presented in accordance with this updated methodology. As a result, the third quarter ended September 30, 2023 differs from those previously presented by the amount of IP litigation expense, net recorded in such period.

Additional Financial Highlights
•The Company increased non-GAAP gross margin in the third quarter by 590 basis points year over year as a result of its restructuring and iRobot Elevate initiatives.
•As of September 28, 2024, the Company’s cash and cash equivalents totaled $99.4 million, compared with $108.5 million as of the end of the second quarter of 2024. The Company also had an additional $41.1 million restricted cash set aside for future repayment of its term loan, subject to limited rights for inventory purchases, of which $40.0 million was drawn down at the close of the third quarter and received in the fourth quarter.
•As of September 28, 2024, the Company’s inventory totaled $149.2 million, compared with $244.5 million as of the end of the third quarter of 2023.
•During the third quarter, the Company sold 0.2 million shares under its at-the-market (ATM) offering program for total net proceeds of $1.4 million. At quarter end, the Company had $79.6 million remaining under its $100 million ATM offering program.
•As of September 28, 2024, iRobot had reduced its total headcount by 41% since year-end 2023.
•In the third quarter of 2024, revenue increased 23% in the U.S., declined 20% in Japan, and declined 11% in EMEA over the prior-year period. Excluding the unfavorable foreign currency impact, Japan revenue decreased 15% over the prior-year period.
•Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 79% of total robot sales in the third quarter of 2024, compared with 80% in the same period last year.
Marketing Highlights
•iRobot introduced the 2-in-1 Roomba Combo 2 Essential robot globally and Roomba Vac 2 Essential robot in North America. These robots are the first in the Company’s affordable Essential series that automatically empty their dustbins into the AutoEmpty dock after cleaning. The robots also provide twice the cleaning power of the original Essential series, include an enhanced bumper design to more seamlessly navigate floor space, and have the ability to recharge and resume during cleaning missions.
•In August, iRobot launched the Roomba Combo 10 Max in Japan, earning positive coverage in media outlets including Nikkei, NHK and Gizmodo.
•iRobot Roomba Combo Essential received the PCMag Editor’s Choice designation.
•iRobot products received favorable media coverage across the globe, including from CBS News, Engadget, The Verge, Tom’s Guide, ZDNet, The Ambient, and Europa Press.
•Roomba was a featured product in Amazon’s Prime Big Deal Days event in October. iRobot’s products received Prime Big Deal Day related media coverage in outlets including Good Morning America, NBC Select, The Sun, Frandroid and El Confidencial.

Fourth Quarter and Full Year 2024 Outlook

iRobot is providing GAAP and non-GAAP financial expectations for the fourth quarter ending December 28, 2024 and updating the full-year 2024 outlook it provided on August 7, 2024. A detailed reconciliation between the Company’s GAAP and non-GAAP expectations is included in the financial tables that appear at the end of this press release.

Fourth Quarter 2024:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$175 – $200 million	—	$175 – $200 million
Gross Margin	24% – 27%	~0%	24% – 27%
Operating Loss	($43) – ($34) million	~$12 million	($31) – ($22) million
Net Loss Per Share	($1.88) – ($1.58)	~$0.38	($1.50) – ($1.20)

Fiscal Year 2024:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$685 – $710 million	—	$685 – $710 million
Gross Margin	25% – 26%	~0%	25% – 26%
Operating Loss	($84) – ($75) million	~($20) million	($104) – ($95) million
Net Loss Per Share	($4.27) – ($3.96)	~($0.64)	($4.91) – ($4.60)

Third-Quarter 2024 Results Conference Call
On November 6, the Company will host a live conference call and webcast to review its financial results and discuss its outlook. The conference call details are as follows:

Date:	Wednesday, November 6, 2024
Time:	8:30 a.m. ET
Call-In Number:	800-274-8461 (Alternate: 203-518-9814)
Conference ID:	IRBTQ324

A live webcast of the conference call will be accessible on the event section of the Company's website at https://investor.irobot.com/financial-information/quarterly-results. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event.

About iRobot Corp. iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company’s expectations regarding future financial performance, including with respect to fourth quarter and fiscal year 2024 revenue, gross margin, operating (loss) income and net (loss) income per share, as well as fiscal year 2025 operating costs, margins and profitability; executing on the Company’s iRobot Elevate strategy; stabilization of revenue trends; and the Company’s business plans and strategies and the anticipated impact thereof. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company’s ability to obtain capital when desired on favorable terms, if at all; (ii) the Company’s ability to realize the benefits of its operational restructuring; (iii) the impact of the COVID-19 pandemic and various global conflicts on the Company’s business and general economic conditions; (iv) the Company’s ability to implement its business strategy; (v) the risk that disruptions from the operational restructuring will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel, including successfully navigating its leadership transition; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xii) current supply chain challenges including the Red Sea conflict; (xiii) the financial strength of our customers and retailers; (xiv) the impact of tariffs on goods imported into the United States; and (xv) competition, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-

looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue	$193,435	$186,176	$509,811	$583,036
Cost of revenue:
Cost of product revenue	131,058	137,888	383,865	443,932
Amortization of acquired intangible assets	—	292	—	864
Total cost of revenue	131,058	138,180	383,865	444,796
Gross profit	62,377	47,996	125,946	138,240
Operating expenses:
Research and development	19,630	37,336	76,739	116,576
Selling and marketing	29,270	41,558	98,966	139,630
General and administrative	3,232	28,270	(33,552)	85,116
Restructuring and other	1,922	152	24,298	8,236
Amortization of acquired intangible assets	1,066	174	1,405	529
Total operating expenses	55,120	107,490	167,856	350,087
Operating income (loss)	7,257	(59,494)	(41,910)	(211,847)
Other expense, net	(12,548)	(19,113)	(24,583)	(24,217)
Loss before income taxes	(5,291)	(78,607)	(66,493)	(236,064)
Income tax expense	1,080	598	1,917	5,053
Net loss	$(6,371)	$(79,205)	$(68,410)	$(241,117)

Net loss per share:
Basic	$(0.21)	$(2.86)	$(2.34)	$(8.73)
Diluted	$(0.21)	$(2.86)	$(2.34)	$(8.73)

Number of shares used in per share calculations:
Basic	30,348	27,738	29,276	27,608
Diluted	30,348	27,738	29,276	27,608

Stock-based compensation included in above figures:
Cost of revenue	$387	$838	$1,486	$2,226
Research and development	1,296	3,355	4,994	8,737
Selling and marketing	903	1,384	3,403	4,221
General and administrative	2,894	3,798	8,054	10,696
Total	$5,480	$9,375	$17,937	$25,880

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 28, 2024	December 30, 2023
Assets
Cash and cash equivalents	$99,447	$185,121
Restricted cash	41,082	—
Accounts receivable, net	101,326	79,387
Inventory	149,156	152,469
Other current assets	32,774	48,513
Total current assets	423,785	465,490
Property and equipment, net	25,405	40,395
Operating lease right-of-use assets	15,137	19,642
Deferred tax assets	9,093	8,512
Goodwill	175,928	175,105
Intangible assets, net	3,635	5,044
Other assets	16,932	19,510
Total assets	$669,915	$733,698

Liabilities and stockholders' equity
Accounts payable	$195,133	$178,318
Accrued expenses	88,384	97,999
Deferred revenue and customer advances	9,121	10,830
Total current liabilities	292,638	287,147
Term loan	186,713	201,501
Operating lease liabilities	22,892	27,609
Other long-term liabilities	17,510	20,954
Total long-term liabilities	227,115	250,064
Total liabilities	519,753	537,211
Stockholders' equity	150,162	196,487
Total liabilities and stockholders' equity	$669,915	$733,698

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(68,410)	$(241,117)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,912	21,367
Loss on equity investment	375	3,910
Stock-based compensation	17,937	25,880
Provision for inventory excess and obsolescence	11,800	1,740
Change in fair value of term loan	13,515	5,292
Debt issuance costs expensed under fair value option	529	11,837
Deferred income taxes, net	(651)	4,115
Other	(6,318)	(8,618)
Changes in operating assets and liabilities — (use) source
Accounts receivable	(22,073)	(7,943)
Inventory	(10,539)	32,935
Other assets	15,598	12,544
Accounts payable	16,674	28,904
Accrued expenses and other liabilities	(15,825)	(4,483)
Net cash used in operating activities	(30,476)	(113,637)

Cash flows from investing activities:
Additions of property and equipment	(118)	(3,132)
Purchase of investments	(56)	(213)
Net cash used in investing activities	(174)	(3,345)

Cash flows from financing activities:
Proceeds from employee stock plans	—	9
Income tax withholding payment associated with restricted stock vesting	(491)	(1,924)
Proceeds from issuance of common stock, net of issuance costs	19,359	—
Repayment of term loan	(34,947)	—
Proceeds from term loan	—	200,000
Payment of debt issuance costs	(529)	(11,837)
Net cash (used in) provided by financing activities	(16,608)	186,248

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,251	4,193
Net (decrease) increase in cash, cash equivalents and restricted cash	(46,007)	73,459
Cash, cash equivalents and restricted cash, at beginning of period	187,887	117,949
Cash, cash equivalents and restricted cash, at end of period	$141,880	$191,408

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$99,447	$189,649
Restricted cash	41,082	—
Restricted cash, non-current (included in other assets)	1,351	1,759
Cash, cash equivalents and restricted cash, at end of period	$141,880	$191,408

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue by Geography: *
Domestic	$105,137	$85,781	$258,398	$288,725
International	88,298	100,395	251,413	294,311
Total	$193,435	$186,176	$509,811	$583,036

Robot Units Shipped *
Solo and other	287	446	854	1,492
2-in-1	445	181	908	403
Total	732	627	1,762	1,895

Revenue by Product Category **
Solo and other	$83	$126	$268	$449
2-in-1	110	60	242	134
Total	$193	$186	$510	$583

Average gross selling prices for robot units	$313	$331	$329	$354

Headcount	661	1,126

* in thousands
** in millions

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. During the first quarter of fiscal 2024, the adjustment included the one-time net termination fee received as a result of the termination of the iRobot-Amazon Merger. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance and related costs, charges related to paused work unrelated to our core business, costs associated with the Chief Executive Officer transition and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude these items from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Debt issuance costs: Debt issuance costs include various incremental fees and commissions paid to third parties in connection with the issuance of debt. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowances based on the non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, which are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP Revenue	$193,435	$186,176	$509,811	$583,036

GAAP Gross Profit	$62,377	$47,996	$125,946	$138,240
Amortization of acquired intangible assets	—	292	—	864
Stock-based compensation	387	838	1,486	2,226
Net merger, acquisition and divestiture expense	—	288	—	898
Non-GAAP Gross Profit	$62,764	$49,414	$127,432	$142,228
GAAP Gross Margin	32.2%	25.8%	24.7%	23.7%
Non-GAAP Gross Margin	32.4%	26.5%	25.0%	24.4%

GAAP Operating Expenses	$55,120	$107,490	$167,856	$350,087
Amortization of acquired intangible assets	(1,066)	(174)	(1,405)	(529)
Stock-based compensation	(5,093)	(8,537)	(16,451)	(23,654)
Net merger, acquisition and divestiture income (expense)	656	(8,564)	74,813	(21,991)
Restructuring and other	(1,922)	(152)	(24,298)	(8,236)
Non-GAAP Operating Expenses*	$47,695	$90,063	$200,515	$295,677
GAAP Operating Expenses as a % of GAAP Revenue	28.5%	57.7%	32.9%	60.0%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue*	24.7%	48.4%	39.3%	50.7%

GAAP Operating Income (Loss)	$7,257	$(59,494)	$(41,910)	$(211,847)
Amortization of acquired intangible assets	1,066	466	1,405	1,393
Stock-based compensation	5,480	9,375	17,937	25,880
Net merger, acquisition and divestiture (income) expense	(656)	8,852	(74,813)	22,889
Restructuring and other	1,922	152	24,298	8,236
Non-GAAP Operating Income (Loss)*	$15,069	$(40,649)	$(73,083)	$(153,449)
GAAP Operating Margin	3.8%	(32.0)%	(8.2)%	(36.3)%
Non-GAAP Operating Margin*	7.8%	(21.8)%	(14.3)%	(26.3)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP Income Tax Expense	$1,080	$598	$1,917	$5,053
Tax effect of non-GAAP adjustments	650	32,045	1,667	565
Other tax adjustments	(203)	(1,638)	(811)	(4,150)
Non-GAAP Income Tax Expense	$1,527	$31,005	$2,773	$1,468

GAAP Net Loss	$(6,371)	$(79,205)	$(68,410)	$(241,117)
Amortization of acquired intangible assets	1,066	466	1,405	1,393
Stock-based compensation	5,480	9,375	17,937	25,880
Net merger, acquisition and divestiture (income) expense	(656)	8,852	(74,813)	22,889
Restructuring and other	1,922	152	24,298	8,236
Loss on strategic investments	—	758	375	3,910
Debt issuance costs	52	11,837	529	11,837
Income tax effect	(447)	(30,407)	(856)	3,585
Non-GAAP Net Income (Loss)*	$1,046	$(78,172)	$(99,535)	$(163,387)

GAAP Net Loss Per Diluted Share	$(0.21)	$(2.86)	$(2.34)	$(8.73)
Amortization of acquired intangible assets	0.03	0.02	0.05	0.05
Stock-based compensation	0.18	0.34	0.61	0.93
Net merger, acquisition and divestiture (income) expense	(0.02)	0.32	(2.55)	0.83
Restructuring and other	0.06	—	0.83	0.30
Loss on strategic investments	—	0.03	0.01	0.14
Debt issuance costs	—	0.43	0.02	0.43
Income tax effect	(0.01)	(1.10)	(0.03)	0.13
Non-GAAP Net Income (Loss) Per Diluted Share*	$0.03	$(2.82)	$(3.40)	$(5.92)

Number of shares used in diluted per share calculation	30,551	27,738	29,276	27,608

Supplemental Information
Days sales outstanding	48	36
GAAP Days in inventory	104	161
Non-GAAP Days in inventory(1)	104	163

* Beginning in the fourth quarter of fiscal 2023, we updated our calculation of non-GAAP financial measures to no longer exclude "IP litigation expense, net." The metrics for each period are presented in accordance with this updated methodology; as a result, the third quarter and the nine months ended September 30, 2023 differ from those previously presented by the amount of IP litigation expense, net recorded in such period.

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.

iRobot Corporation
Supplemental Reconciliation of Fourth Quarter and Full Year 2024 GAAP to Non-GAAP Guidance
(unaudited)

	Q4-24	FY-24
GAAP Gross Profit	$42 - $54 million	$168 - $179 million
Stock-based compensation	~$0 million	~$2 million
Total adjustments	~$0 million	~$2 million
Non-GAAP Gross Profit	$42 - $54 million	$170 - $181 million

	Q4-24	FY-24
GAAP Gross Margin	24% - 27%	25% - 26%
Stock-based compensation	~0%	~0%
Total adjustments	~0%	~0%
Non-GAAP Gross Margin	24% - 27%	25% - 26%

	Q4-24	FY-24
GAAP Operating Expenses	$85 - $86 million	$252 - $254 million
Amortization of acquired intangible assets	~($0) million	~($2) million
Stock-based compensation	~($6) million	~($23) million
Net merger, acquisition and divestiture income (expense)	-	~$75 million
Restructuring and other	~($5) million	~($29) million
Total adjustments	~($11) million	~$22 million
Non-GAAP Operating Expenses	$74 - $75 million	$274 - $276 million

	Q4-24	FY-24
GAAP Operating Loss	($43) - ($34) million	($84) - ($75) million
Amortization of acquired intangible assets	~$0 million	~$2 million
Stock-based compensation	~$7 million	~$25 million
Net merger, acquisition and divestiture expense (income)	-	~($75) million
Restructuring and other	~$5 million	~$29 million
Total adjustments	~$12 million	~($20) million
Non-GAAP Operating Loss	($31) - ($22) million	($104) - ($95) million

	Q4-24	FY-24
GAAP Net Loss Per Share	($1.88) - ($1.58)	($4.27) - ($3.96)
Amortization of acquired intangible assets	~$0.01	~$0.05
Stock-based compensation	~$0.22	~$0.83
Net merger, acquisition and divestiture expense (income)	-	~($2.53)
Restructuring and other	~$0.15	~$0.98
Loss on strategic investments	-	~$0.01
Debt issuance costs	-	~$0.02
Income tax effect	~$0	~$0
Total adjustments	~$0.38	~($0.64)
Non-GAAP Net Loss Per Share	($1.50) - ($1.20)	($4.91) - ($4.60)

Number of shares used in per share calculations*	~30.6 million	~29.6 million

* Number of shares does not include any additional issuances under our ATM
Certain numbers may not total due to rounding